EXHIBIT 99.1

Contact:

Jim McDevitt
Clarus Corporation
(770) 291-8568
mcdevittj@claruscorp.com

CLARUS ANNOUNCES SIGNING OF DEFINITIVE AGREEMENT FOR SALE OF
CORE ASSETS AND OPERATIONS

ATLANTA October 17, 2002 —Clarus Corporation (NASDAQ: CLRS) announced today that it has signed a definitive Asset Purchase Agreement with Epicor Software Corporation (NASDAQ: EPIC) to sell substantially all of its core products and operations in an all cash transaction for a purchase price of $1 million. The transaction is expected to close in the fourth quarter of this year. Following the sale, the Company will focus on the divestiture of its remaining assets and operations and evaluation of strategic opportunities for the Company’s resources.

The Clarus board of directors has unanimously approved the proposed sale. The acquisition is subject to approval of the Clarus stockholders and other customary conditions. Under terms of the agreement, Epicor has agreed to acquire substantially all of Clarus’ assets related to its eProcurement, sourcing, and settlement software products. Clarus and Epicor will work closely to smoothly transition the software products and service of customer accounts to Epicor.

About Clarus

Atlanta-based Clarus Corporation (www.claruscorp.com) delivers applications that help companies reduce costs by driving the inefficiencies out of the end-to-end procurement process—from sourcing, to procurement, to settlement. The Clarus solutions are designed for rapid production deployment and are built exclusively on the Microsoft.NET platform, making them easy to implement, manage, and integrate with existing IT infrastructures. Clarus solutions are deployed globally at customer sites including: the Burlington Northern and Santa Fe Railway Company, Cox Enterprises, MasterCard International, Union Pacific Corporation, Smurfit-Stone Container Corporation, and Parsons Brinckerhoff.

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This release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Information in this release includes our beliefs, hopes, expectations, intentions and strategies relating to our future results. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks, including that the transaction as currently contemplated may not be completed, that our stock price may be adversely affected due to the expected decline in our operating revenue following completion of the transaction, and that our divestiture strategy with respect to our remaining operations may not progress as currently expected. All forward-looking statements contained in this release are based on information available as of the date of this release and we assume no obligation to update the forward-looking statements contained herein.

Additional Information About the Sale and Where to Find It

Clarus intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transaction. The proxy statement will be mailed to the stockholders of Clarus. Before making any voting or investment decision with respect to the transaction, investors and stockholders of Clarus are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about Clarus and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Clarus with the SEC may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders of Clarus may obtain free copies of the documents filed with the SEC by Clarus by contacting Clarus at 3970 Johns Creek Court, Suwanee, Georgia 30024, 770-291-3900.

Epicor is a registered trademark of Epicor Software Corporation.